Exhibit (a)

TENARIS S.A.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of [            ], 2013

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	3
SECTION 1.01 American Depositary Shares	3
SECTION 1.02 Commission	3
SECTION 1.03 Company	3
SECTION 1.04 Custodian	3
SECTION 1.05 Deliver; Surrender	4
SECTION 1.06 Deposit Agreement	4
SECTION 1.07 Depositary; Principal Office	4
SECTION 1.08 Deposited Securities	5
SECTION 1.09 Dollars	5
SECTION 1.10 DTC	5
SECTION 1.11 Foreign Registrar	5
SECTION 1.12 Holder	5
SECTION 1.13 Owner	5
SECTION 1.14 Receipts	5
SECTION 1.15 Registrar	6
SECTION 1.16 Restricted Securities	6
SECTION 1.17 Securities Act of 1933	6
SECTION 1.18 Shares	6

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	7
SECTION 2.01 Form of Receipts; Registration and Transferability of American Depositary Shares	7
SECTION 2.02 Deposit of Shares	8
SECTION 2.03 Delivery of American Depositary Shares	9
SECTION 2.04 Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares	9
SECTION 2.05 Surrender of American Depositary Shares and Withdrawal of Deposited Securities	11
SECTION 2.06 Limitations on Delivery, Transfer and Surrender of American Depositary Shares	12
SECTION 2.07 Lost Receipts, etc.	13
SECTION 2.08 Cancellation and Destruction of Surrendered Receipts; Maintenance of records	13
SECTION 2.09 Pre-Release of American Depositary Shares	14

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AMENDED & RESTATED DEPOSIT AGREEMENT

AMENDED & RESTATED DEPOSIT AGREEMENT dated as of [            ], 2013, among TENARIS S.A., a corporation incorporated under the laws of the Grand Duchy of Luxembourg (herein called the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (herein called the “Depositary”), and all Owners (as hereinafter defined) and Holders (as hereinafter defined) from time to time of American Depositary Shares (as hereinafter defined) issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company, The Bank of New York Mellon and all Holders from time to time of Receipts (as hereinafter defined) entered into an amended and restated deposit agreement dated as of March 12, 2008 (the “Old Deposit Agreement”);

WHEREAS, the Company has removed JP Morgan Chase Bank, N.A. as depositary under the Old Deposit Agreement pursuant to Section 5.04 of the Old Deposit Agreement and paragraph (19) of Exhibit A to the Old Deposit Agreement and has appointed the Depositary as successor depositary and the Depositary has accepted that appointment;

WHEREAS, the Company and the Depositary now wish to amend and restate the Old Deposit Agreement pursuant to Section 6.01 of the Old Deposit Agreement and paragraph (20) of Exhibit A to the Old Deposit Agreement in the form of this Deposit Agreement (as hereinafter defined); and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts or uncertificated securities evidencing the American Depositary Shares; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Deposit Agreement, it is agreed by and between the parties hereto that the Old Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.	DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01 American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that refer specifically to Receipts and that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares and all Owners shall be bound by the terms and conditions of this Deposit Agreement and of the Receipt, regardless of whether their American Depositary Shares are certificated or uncertificated securities. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02 Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.03 Company.

The term “Company” shall mean Tenaris S.A, a société anonyme holding organized under the laws of the Grand Duchy of Luxembourg, and its successors.

SECTION 1.04 Custodian.

The term “Custodian” shall mean the Buenos Aires, Argentina office of Deutsche Bank S.A or the Milan, Italy office of Deutsche Bank S.p.A. or the Mexico City, Mexico office of BBVA Bancomer S.A. de C.V., as agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.05 Deliver; Surrender.

(a) The term “deliver”, or its noun form, when used with respect to Deposited Securities, shall mean (i) book-entry transfer of those Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such Deposited Securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b) The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) book-entry transfer of American Depositary Shares to an account at DTC (as hereinafter defined) designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Principal Office (as hereinafter defined) of the Depositary to the person entitled to such delivery of one or more Receipts.

(c) The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.06 Deposit Agreement.

The term “Deposit Agreement” shall mean this amended and restated Deposit Agreement, as the same may be further amended, or amended and restated, from time to time in accordance with the provisions hereof.

SECTION 1.07 Depositary; Principal Office.

The term “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, and any successor as depositary hereunder. The term “Principal Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 60 Wall Street, New York, New York 10005.

SECTION 1.08 Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held under this Deposit Agreement, subject as to cash to the provisions of Section 4.05.

SECTION 1.09 Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.10 DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.11 Foreign Registrar.

The term “Foreign Registrar” shall mean the entity, other than the Registrar, that presently carries out the duties of registrar for the Shares or any successor registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.12 Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or other securities evidencing American Depositary Shares or any interest therein.

SECTION 1.13 Owner.

The term “Owner” shall mean the person in whose name an American Depositary Share is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14 Receipts.

The term “Receipts” shall mean the American depositary receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.15 Registrar.

The term “Registrar” shall mean any bank or trust company having an office in The City of New York, which is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as herein provided.

SECTION 1.16 Restricted Securities.

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing Deposited Securities, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or that are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or that would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or that are subject to other restrictions on sale or deposit under the laws of the United States or the Grand Duchy of Luxembourg, or under a shareholder agreement or the articles of association or similar document of the Company.

SECTION 1.17 Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18 Shares.

The term “Shares” shall mean ordinary shares of the Company, validly issued and outstanding and fully paid, nonassessable and not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company or interim certificates representing such Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01 Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of whole numbers of American Depositary Shares only. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which (x) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (y) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered. A Receipt bearing the manual or facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, notwithstanding that such person has ceased to hold such office or was not a proper officer of the Depositary prior to the execution and delivery of such Receipts by the Registrar or on the date of issuance of that Receipt.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the

Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

SECTION 2.02 Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposit.

No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Grand Duchy of Luxembourg that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon, or in respect of, such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary.

The Depositary and the Custodian shall refuse to accept Shares for deposit if they have received a notice from the Company that the Company has restricted transfer of those Shares under its articles of association or similar document of the Company or any applicable laws or that the deposit would result in any violation of its articles of association or similar document of the Company or any applicable laws. The Company shall notify the Depositary and the Custodian in writing with respect to any restrictions on transfer of its Shares for deposit under this Deposit Agreement.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. Shares deposited with the Custodian and credited to the account of the Depositary (whether held directly or indirectly through securities depositories) will be held separate and distinct from any other securities of the Company that may be held by such Custodian.

SECTION 2.03 Delivery of American Depositary Shares.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee). Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

The Depositary undertakes not to deliver any American Depositary Shares other than (i) American Depositary Shares representing Deposited Securities then on deposit with the Custodian or (ii) in accordance with Section 2.09.

SECTION 2.04 Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS (as hereinafter defined) and Profile (as hereinafter defined) as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares.

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The Depositary may, upon at least thirty (30) days prior written notice to the Company, appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of

Receipts at designated transfer offices on behalf of the Depositary. The Depositary shall require each co-transfer agent that it appoints under this Section 2.04 to give notice in writing to the Depositary and the Company accepting that appointment and agreeing to act in accordance with the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05 Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the articles of association or similar document of the Company and the provisions of, or governing, the Deposited Securities and other applicable laws, the Owner of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the articles of association or similar documents of the Company, and the provisions of, or governing, the Deposited Securities and other applicable laws, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering American Depositary Shares, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender of American Depositary Shares or in connection with a sale permitted under Section 3.02, 4.03, 4.11 or 6.02.

SECTION 2.06 Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of Shares, or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt, of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action in good faith is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the American Depositary Shares or Shares are listed, or under any provision of this Deposit Agreement, the articles of association or similar document of the Company and the provisions governing the Deposited Securities and other applicable laws, or for any other reasonable basis as determined by the Depositary or the Company in good faith. The Depositary shall notify the Company of any suspension or refusal made under the preceding sentence that is outside of the ordinary course of business and the reason for it. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding

American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale. The Depositary shall comply with reasonable written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.07 Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

SECTION 2.08 Cancellation and Destruction of Surrendered Receipts; Maintenance of records.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. The Depositary shall maintain, or cause its agents to maintain, a record of American Depositary Shares surrendered and Deposited Securities withdrawn under Section 2.05, substitute American Depositary Shares delivered under Section 2.07 and cancelled or destroyed Receipts under this Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.09 Pre-Release of American Depositary Shares.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the “Pre-Releasee”), that the Pre-Releasee or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release) (b) at all times fully collateralized with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary and the Company reserve the right to, upon mutual agreement, change or disregard such limit from time to time as they deem appropriate and the Depositary may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10 DTC Direct Registration System and Profile Modification System.

(a) Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute gross negligence and willful misconduct on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01 Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the written request of the Company, the Depositary shall provide the Company, as promptly as practicable, with copies of any proofs, information, certificates and representations and warranties the Depositary receives from the Owners or Holders pursuant to this Section 3.01, to the extent that disclosure is permitted by applicable law.

SECTION 3.02 Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such American Depositary Shares shall remain liable for any deficiency.

SECTION 3.03 Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.04 Disclosure of Beneficial Ownership.

The Company and the Depositary may from time to time request Owners, former Owners, Holders or former Holders to provide information as to the capacity in which they own or owned American Depositary Shares or hold or held Receipts or any security entitlement or other interest in American Depositary Shares and regarding the identity of any other persons then or previously interested in those Receipts or other securities evidencing American Depositary Shares or any interest therein, and the nature of that interest and various other matters. Each Owner and Holder agrees to provide any information requested by the Company or the Depositary under this Section 3.04 whether or still an Owner or Holder at the time of such request. The Depositary agrees to use commercially reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

To the extent that the provisions of, or governing, any Deposited Securities may require disclosure of, or impose limits on, beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide, in accordance with applicable law, for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and Holders agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary with respect to the Depositary’s implementation of the Company’s instructions relating to the foregoing.

ARTICLE 4.	THE DEPOSITED SECURITIES

SECTION 4.01 Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Custodian, the Depositary or the Company shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Grand Duchy of Luxembourg all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

SECTION 4.02 Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. A determination by the Depositary in accordance with the immediately preceding sentence, that it is not feasible to distribute any such securities or other property, shall not interfere with any rights that a holder of the Company’s Shares may have to receive such securities or property pursuant to the terms of such distribution and applicable law. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.03 Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04 Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company to the extent practicable, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners. If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners (in which case the fourth paragraph of this Section shall apply), the Depositary shall distribute as promptly as practicable to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate or employ such other method, if any, as it may deem lawful and feasible in order to facilitate the exercise, sale or transfer of rights by such Owners, but only pursuant to a separate agreement to be entered into between the Company and the Depositary setting forth the procedures, terms and conditions applicable to the particular offering.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines, after consultation with the Company to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it will use its reasonable efforts to sell, at public or private sale, the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise. Such proceeds shall be delivered as promptly as practicable in accordance with Section 4.01.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05 Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable by sale or in any other manner that it may determine such foreign currency into Dollars, and such Dollars shall be distributed without unreasonable delay to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06 Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares or other Deposited Securities that are represented by each American Depositary Share, the Depositary shall, after consultation with the Company, to the extent practicable, fix a record date (which shall be the same date as, or as near as practicable to, any corresponding record date set by the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares or other Deposited Securities. The Depositary shall notify the Company as promptly as practicable if it fixes a record date that is different from the record date fixed by the Company. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the articles of association or similar document of the Company, and the provisions of, or governing, the Deposited Securities and applicable law, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

SECTION 4.07 Voting of Deposited Securities.

As soon as practicable after receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall mail to the Owners a notice, the form of which notice must be reviewed and approved by the Company and must contain (a) the information that is contained in the notice received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Luxembourg law, the articles of association or similar document of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given, including an express indication that if no instruction is received, the Depositary may deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities. Upon the written request of an Owner of American Depositary Shares on that record date, received on or before the date established by the Depositary for the purpose (the “Instruction Date”), the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or as provided in the following sentence. If (i) the Company made a request to the Depositary as contemplated by the first sentence of this Section 4.07 and complied with the third paragraph of this Section 4.07 and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the Instruction Date, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities to vote that amount of Deposited Securities in favor of any proposals or recommendations of the Company (including any recommendation by the Company to vote Deposited Securities on any issue in accordance with the majority shareholders’ vote on that issue) as determined by the appointed proxy, except that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide that information as promptly as practicable in writing, if applicable) that (x) the Company does not wish to receive a discretionary proxy, (y) the Company has knowledge that substantial opposition exists with respect to the action to be taken at the meeting or (z) the matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the first paragraph of this Section 4.07 sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the second preceding paragraph, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 45 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, at least two business days prior to the date of such meeting, the Depositary shall, if requested by the Company, deliver to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares at such meeting. Delivery of instructions will be made at the expense of the Company provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section 4.07.

SECTION 4.08 Changes Affecting Deposited Securities.

Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional American Depositary Shares are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company to the extent practicable, and shall if the Company so requests in writing, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding American Depositary Shares to be exchanged for new American Depositary Shares specifically describing such new Deposited Securities.

SECTION 4.09 Reports.

The Depositary shall make available for inspection by Owners at its Principal Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10 Lists of Owners.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11 Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Company or its agent, at the Company’s expense, such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or their respective agents may file such reports as are necessary to obtain applicable tax at source in dividends and other benefits under applicable tax treaties for the Owners. Each Owner shall indemnify the Depositary, the Company, the Custodian and their respective directors, employees, agents and affiliates, and hold each of them harmless from, any claims by any governmental authority or agency with respect to taxes, additional to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for the Owner pursuant to this Section 4.11.

ARTICLE 5.	THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares and, in the case of uncertificated American Depositary Shares, shall include the DRS, which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, at the request of the Company or when deemed expedient by the Depositary in connection with the performance of its duties hereunder in which case the Depositary shall notify the Company of any closing, other than in the ordinary course of business.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon at least 20 days’ prior notice to the Company, appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon at least 20 days’ prior notice to the Company. Each Registrar or co-registrar so appointed shall give notice in writing to the Depositary and the Company accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Company shall have the right to inspect transfer and registration records of the Depositary and its agents relating to the American Depositary Shares at any reasonable time, to take copies thereof and to require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may reasonably request in writing. The Depositary shall not appoint a Registrar, co-registrar or co-transfer agent that is not an affiliate of the Depositary without the written approval of the Company, which shall not be unreasonably withheld.

SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States, the Grand Duchy of Luxembourg or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement, the articles of association or similar document of the Company, the provisions of, or governing, the Deposited Securities, or other applicable laws, it is provided shall be done or performed, nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Holder, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders, or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or the articles of association or similar document of the Company, the provisions of, or governing, the Deposited Securities, or other applicable laws, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03 Obligations of the Depositary, the Custodian and the Company.

Each of the Company, its directors, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the American Depositary Shares to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence and willful misconduct.

Each of the Depositary, its directors, employees, agents and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the American Depositary Shares to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence and willful misconduct.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided, that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence and willful misconduct while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and without the Depositary’s gross negligence and willful misconduct.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04 Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by delivering written notice of such removal, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder satisfactory in form and substance to the Company and agreeing to be bound by the applicable terms of the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Owners of all outstanding American Depositary Shares. Any such successor depositary shall promptly mail notice of its appointment within thirty (30) days to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05 The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary in its discretion may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. The Depositary may not appoint as Custodian any institution that is not qualified under applicable law to act as Custodian. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary and the Company, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06 Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Shares and delivered to the Custodian by the Company pursuant to this Section 5.06 and, if requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07 Distribution of Additional Shares, Rights, etc.

If the Company or, to the Company’s knowledge, any affiliate of the Company, determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”) that may result in the deposit of Shares under this Deposit Agreement, the Company shall use commercially reasonable efforts to notify the Depositary in writing in English as promptly as practicable. The Company agrees that in the event of a Distribution, the Company will take all steps reasonably necessary to ensure that no violation of United States securities laws by the Company or the Depositary will result from such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that upon such deposit, such Shares and the American Depositary Shares to be issued in respect of such deposit may be publicly offered and sold by the holder thereof in the United States without registration of such Shares under the Securities Act of 1933.

SECTION 5.08 Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to the reasonable and documented fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the gross negligence and willful misconduct of either of them and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary expressly for use in any registration statement, proxy statements, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the American Depositary Shares or the Shares represented thereby, or omissions from such information, if provided, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release of American Depositary Shares and which would not otherwise have arisen had such American Depositary Shares not been the subject of a Pre-Release; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had the American Depositary Shares not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares or Shares, except to the extent any such liability or expense arises out of information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary and not materially changed or altered by the Company, expressly for use in any of the foregoing documents, or material omissions from such information, if provided.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to the reasonable and documented fees and expenses of counsel) incurred by the Company, its directors, employees, agents or affiliates in connection with this Deposit Agreement or the Receipts which may arise out of (a) acts performed or omitted by the Depositary or its Custodian, or their respective directors, employees, agents and affiliates due to their gross negligence and willful misconduct or (b) information relating to any indemnified person, furnished in writing to the Company by the Depositary expressly for, and used without alteration in, (x) a registration statement under the Securities Act of 1933 or Securities Exchange Act of 1934 or (y) an offering circular or memorandum pursuant to which Shares other Deposited Securities are offered or sold.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than 10 days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within 10 days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.

No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Notwithstanding the above, in no event shall the Company, the Depositary or any of their directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive, or consequential liabilities or expenses, whether to Owners and Holders or to any other person.

SECTION 5.09 Charges of Depositary.

The Company agrees to pay the fees, reasonable and documented expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02, (6) to the extent not prohibited by the rules of the securities exchange, if any, on which the American Depositary Shares are listed for trading, a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04, it being understood for the avoidance of doubt, that such fee will not apply (i) to any cash dividend or other cash distribution made pursuant to Section 4.01 or, (ii) to any non-cash distribution of Shares or Rights pursuant to Sections 4.02 through 4.04, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the maintenance and administration of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10 Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11 Exclusivity.

Without prejudice and in all cases subject to the Company’s rights under Section 5.04, the Company agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 5.12 List of Restricted Securities Owners.

The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities as of the date hereof and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.	AMENDMENT AND TERMINATION

SECTION 6.01 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body adopts new laws, rules or regulations which would require amendment of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend this Deposit Agreement and the Receipts at any time in accordance with such changed rules. An amendment to this Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Owners or within any other period of time as required for compliance.

SECTION 6.02 Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of termination to the Company and the Owners of all American Depositary Shares then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.04; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner will, upon (a) surrender of such American Depositary Shares at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.

If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.	MISCELLANEOUS

SECTION 7.01 Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Holder during business hours.

SECTION 7.02 No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03 Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04 Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, of the articles of association or similar document of the Company, and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.05 Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to 46A, avenue John F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg, c/c Campos Eliseos 400 Piso 17 (Esquina Moliere) Colonia Polanco D.F., CP 11560 Mexico, Attention: Cecilia Bilesio, or any other place to which the Company may have transferred its registered address with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Principal Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06 Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

The Company hereby (i) irrevocably designates and appoints CT Corporation System, which currently maintains an office situated at 111 Eighth Avenue, New York, New York 10011, United States, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.07 Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.08 Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Grand Duchy of Luxembourg.

SECTION 7.09 Assignments.

The Depositary may not assign this Deposit Agreement in whole or in part without giving the Company at least 75 days’ prior written notice.

IN WITNESS WHEREOF, TENARIS S.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

TENARIS S.A.

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents

two (2) deposited Shares)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

THE PAR VALUE OF              EACH OF

TENARIS S.A.

(INCORPORATED UNDER THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG)

Deutsche Bank Trust Company Americas, as depositary (hereinafter called the “Depositary”), hereby certifies that             , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called “Shares”) of Tenaris S.A., incorporated under the laws of the Grand Duchy of Luxembourg (herein called the “Company”). At the date hereof, each American Depositary Share represents two (2) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Buenos Aires, Argentina office of Deutsche Bank S.A. or the Milan, Italy office of Deutsche Bank S.p.A. or the Mexico City, Mexico office of BBVA Bancomer S.A. de C.V., (herein collectively called the “Custodian”).

THE DEPOSITARY’S PRINCIPAL OFFICE ADDRESS IS

60 WALL STREET, NEW YORK, NEW YORK 10005

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of March 12, 2008, as amended and restated as of [            ], 2013 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the articles of association or similar document of the Company, and the provisions of, or governing, the Deposited Securities and other applicable laws, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of the Owner hereof or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the Owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and deliver to the Owner the same number of certificated American Depositary Shares. As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action in good faith is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the American Depositary Shares or Shares are listed, or under any provision of the Deposit Agreement, the articles of association or similar document of the Company and the provisions governing the Deposited Securities and other applicable laws, or for any other reasonable basis as determined by the Depositary or the Company in good faith, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such Shares are exempt from registration thereunder.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Grand Duchy of Luxembourg that is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable and documented expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) to the

extent not prohibited by the rules of the securities exchange, if any, on which the American Depositary Shares are listed for trading, a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, it being understood for the avoidance of doubt, that such fee will not apply (i) to any cash dividend or other cash distribution made pursuant to Section 4.01 or, (ii) to any non-cash distribution of Shares or Rights pursuant to Sections 4.02 through 4.04 (7) a fee for the distribution of securities pursuant to Section 4.02, of the Deposit Agreement such fee being in an amount equal to the fee for the delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the maintenance and administration of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

8.	PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), and (iv) will deliver such Shares or American Depositary Shares, as the case may be, as soon as practicable and promptly upon demand therefore, (b) at all times fully collateralized with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary and the Company reserve the right to, upon mutual agreement, change or disregard such limit from time to time as they deem appropriate and the Depositary may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set U.S. dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports will be available for inspection and copying by Owners and Holders at the public reference facilities maintained by the Commission located at 100 F. Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares. The Depositary may close the transfer books, (a) at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder in which case the Depositary shall notify the Company of any closing, other than in the ordinary course of business, or (b) at the request of the Company.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultations with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01of the Deposit Agreement. If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto. Each Owner shall indemnify the Depositary, the Company, the Custodian and their respective directors, employees, agents and affiliates, and hold each of them harmless from, any claims by any governmental authority or agency with respect to taxes, additional to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for the Owner pursuant to Section 4.11 of the Deposit Agreement.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners; provided, however, that the Depositary will, if requested in writing by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines, after consultation with the Company to the extent practicable, that it is lawful and feasible to make such rights available to Owners by means of warrants or otherwise, the Depositary shall distribute as promptly as practicable to each Owner in proportion to the number of American Depositary Shares representing such Deposited Securities held by such Owner, warrants or other instruments therefor in such form as it deems appropriate or employ such other method, if any, as it may deem lawful and feasible in order to facilitate the exercise, sale or transfer of rights by such Owners, but only pursuant to a rights agency agreement to be entered into between the Company and the Depositary setting forth the procedures, terms and conditions applicable to the particular offering; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, it will use its reasonable efforts to sell the rights, warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act and the Depositary will have no obligation to make any rights available to any Owner unless it has received satisfactory assurances that the offer and sale of Shares to that Owner pursuant to exercise of those rights does not require further registration of those Shares under the Securities Act of 1933, provided, however, that nothing in the Deposit Agreement or this Receipt shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed without unreasonable delay to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, the Depositary shall, after consultation with the Company, to the extent practicable, fix a record date (which shall be the same date as, or as near as practicable to, any corresponding record date set by the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Deposited Securities, subject to the provisions of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES.

As soon as practicable after receipt from the Company of written notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall mail to the Owners a notice, the form of which notice must be reviewed and approved by the Company and must contain (a) the information that is contained in the notice received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Luxembourg law, the articles of association or similar document of the Company and the provisions of or governing the Deposited Securities , to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given, including an express indication that if no instruction is received, the Depositary may deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities. Upon the written request of an Owner on that record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited

Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with instructions received from Owners or as provided in the following sentence. If (i) the Company made a request to the Depositary as contemplated by the first sentence of this paragraph and complied with the third paragraph of Section 4.07 of the Deposit Agreement and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares in the manner and on or before the Instruction Date, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities to vote that amount of Deposited Securities in favor of any proposals or recommendations of the Company (including any recommendation by the Company to vote Deposited Securities on any issue in accordance with the majority shareholders’ vote on that issue) as determined by the appointed proxy, except that that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide that information as promptly as practicable in writing, if applicable) that the Company does not wish to receive a discretionary proxy.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the first paragraph of Section 4.07 of the Deposit Agreement sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the second preceding paragraph, the Company shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 45 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, at least two business days prior to the date of such meeting, the Depositary shall, if requested by the Company, deliver to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares at such meeting. Delivery of instructions will be made at the expense of the Company provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company to the extent practicable, and shall if the Company so requests in writing, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding American Depositary Shares to be exchanged for new American Depositary Shares specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the articles of association or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement, the articles of association or similar document of the Company, or Deposited Securities, or other applicable laws, it is provided shall be done or performed, nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Holder, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the

Deposit Agreement, or the articles of association or any similar document of the Company, the provisions of, or governing, the Deposited Securities, or other applicable laws, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor their respective directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence and willful misconduct. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without gross negligence and willful misconduct while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and without the Depositary’s gross negligence and willful misconduct.

Notwithstanding the above, in no event shall the Company, the Depositary or any of their directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive, or consequential liabilities or expenses, whether to Owners and Holders or to any other person.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body adopts new laws, rules or regulations which would require amendment of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipts at any time in accordance with such changed rules. An amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Owners or within any other period of time as required for compliance.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement; in such case, the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a) Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated

American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement, shall not constitute gross negligence and willful misconduct on the part of the Depositary.

23.	DISCLOSURE OF BENEFICIAL OWNERSHIP

The Company and the Depositary may from time to time request Owners, former Owners, Holders or former Holders to provide information as to the capacity in which they own or owned American Depositary Shares or hold or held Receipts or any security entitlement or other interest in American Depositary Shares and regarding the identity of any other persons then or previously interested in those Receipts or other securities evidencing American Depositary Shares or any interest therein, and the nature of that interest and various other matters. Each Owner and Holder agrees to provide any information requested by the Company or the Depositary under Section 3.04 of the Deposit Agreement whether or still an Owner or Holder at the time of such request. The Depositary agrees to use commercially reasonable efforts to comply with the written instructions of the Company to forward such requests from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

To the extent that the provisions of, or governing, any Deposited Securities may require disclosure of, or impose limits on, beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide, in accordance with applicable law, for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and Holders agree to comply with all such disclosure requirements and ownership limitations in and to cooperate with the Depositary with respect to the Depositary’s implementation of Company’s instructions relating to the foregoing.

24.	SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (i) appointed CT Corporation System, which currently maintains an office situated at 111 Eighth Avenue, New York, New York 10011, United States, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.